Exhibit 99.1

LIBERTY INTERACTIVE CORPORATION ANNOUNCES
FOURTH QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, January 30th - Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) will release its fourth quarter earnings on Wednesday, February 27th at 5:30 p.m. (ET). Greg Maffei, Liberty Interactive Corporation's President and CEO, will host the call. During the call, Mr. Maffei will discuss the company's financial performance and outlook.

Please call Premiere Conferencing at (888) 487-0361 or (719) 325-2138 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 7:30 p.m. (ET) on March 6th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 8544178#.

In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive website. The conference call and related materials will be archived on the website for one year.

About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries Backcountry.com, Bodybuilding.com, Celebrate Interactive (including Evite and Liberty Advertising), CommerceHub, MotoSport, Provide Commerce, QVC, Right Start, and Liberty Interactive Corporation's interests in HSN and Lockerz. The Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of Liberty Interactive Corporation's interests in AOL, Expedia, Interval Leisure Group, Time Warner, Time Warner Cable, Tree.com (Lending Tree), TripAdvisor and various green energy investments.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420